Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of December 30, 2020, by and between Coca-Cola Consolidated, Inc., a Delaware corporation (“CCCI”), and CCBCC Operations, LLC, a Delaware limited liability company (“CCBCC Operations”).

WHEREAS, CCCI and CCBCC Operations, as the successor in interest to Piedmont Coca-Cola Bottling Partnership (“Piedmont”), are parties to that certain First Amended and Restated Revolving Credit Loan Agreement dated October 7, 2020 (“Revolving Loan Agreement”), and CCCI is the Borrower under that certain Demand Short-Term Promissory Note dated October 7, 2020 (“Demand Note”) issued pursuant to the Revolving Loan Agreement in favor of CCBCC Operations, as the successor in interest to Piedmont, as Lender; and

WHEREAS, all rights of CCBCC Operations under the Demand Note have been transferred to CCCI as of the date hereof, and the Demand Note has been extinguished; and

WHEREAS, CCCI, as lender, and CCBCC Operations, as the successor in interest to Piedmont, as borrower, are parties to that certain Fifth Amended and Restated Promissory Note dated September 18, 2017 (“2017 Promissory Note”); and

WHEREAS, currently no amounts are outstanding under the 2017 Promissory Note; and

WHEREAS, CCCI and CCBCC Operations desire to terminate the Revolving Loan Agreement and the 2017 Promissory Note effective as of the date hereof.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CCCI and CCBCC Operations hereby agree as follows:

1.    Termination. Effective as of the date hereof (a) the Revolving Loan Agreement and the 2017 Promissory Note are hereby terminated, (b) neither party shall have any further rights or obligations thereunder, and (c) the Revolving Loan Agreement and the 2017 Promissory Note shall have no further force or effect.

2.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the principles of conflicts of laws thereof.

3.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

CCCI:

Coca-Cola Consolidated, Inc.

By:	/s/ Lawrence K. Workman, Jr.
Name:	Lawrence K. Workman, Jr.
Title:	Vice President, Business Development and
Corporate Counsel

CCBCC Operations:

CCBCC Operations, LLC

By:	/s/ Lawrence K. Workman, Jr.
Name:	Lawrence K. Workman, Jr.
Title:	Vice President

Signature Page to Termination Agreement